                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        NORTH FORK BANCORPORATION, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                       NORTH FORK BANCORPORATION, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                                     [LOGO]

                                                                  March 18, 1994

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of North Fork Bancorporation, Inc., to be held at the Radisson Hotel Islandia, 3635 Express Drive North, Hauppauge, New York at 9:00 a.m. on Tuesday, April 26, 1994.

There are two scheduled matters to be acted upon at the meeting:

     - The election of three directors to Class 1 of the Board of Directors, and

     - The approval of the 1994 Key Employee Stock Plan.

The Board of Directors believes that the election of the nominees listed in the attached proxy statement and the approval of the Key Employee Stock Plan are in the best interest of the Company and its stockholders and unanimously recommends a vote "FOR" the nominees and the Stock Plan.

Whether or not you plan to attend in person, it is important that your shares are represented at the meeting. Accordingly, you are requested to promptly sign, date and mail the enclosed proxy in the postage prepaid envelope provided. Please be sure to mark the appropriate box if you do plan to attend.

Thank you for your consideration and continued support.

Sincerely,

John Adam Kanas

John Adam Kanas
Chairman of the Board and President

            9025 ROUTE 25, MATTITUCK, NEW YORK 11952 (516) 298-5000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 1994

To the Stockholders of
North Fork Bancorporation, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of North Fork Bancorporation, Inc., a Delaware corporation (the "Company"), will be held at the Radisson Hotel Islandia, 3635 Express Drive North, Hauppauge, New York 11788, on Tuesday, April 26, 1994, at 9:00 a.m. for the purpose of considering and voting upon the following matters:

          1. The election of three directors to Class 1 of the Company's Board of Directors, each to hold office for a term of three years, and until their successors have been duly elected and qualified;

          2. The approval of the 1994 Key Employee Stock Plan; and

          3. Any other business which may properly be brought before the meeting or any adjournment thereof.

     In accordance with Delaware law and the Bylaws of the Company, a list of the holders of Company Common Stock entitled to vote at the 1994 annual meeting will be available for examination by any stockholder for any purpose germane to the meeting at the branch of North Fork Bank located at 1455 Veteran's Memorial Highway, Hauppauge, New York, for ten days prior to the meeting, between the hours of 9:00 a.m. and 3:00 p.m., and at the annual meeting during the entire time thereof.

                                          By Order of the Board of Directors

March 18, 1994                                       ANTHONY J. ABATE
                                               ----------------------------
                                                     ANTHONY J. ABATE
                                               Vice President and Secretary

YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

                        NORTH FORK BANCORPORATION, INC.
                                 9025 ROUTE 25
                           MATTITUCK, NEW YORK 11952

          ------------------------------------------------------------
                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 1994
          ------------------------------------------------------------

     This proxy statement is being furnished in connection with the solicitation by the Board of Directors of North Fork Bancorporation, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at 9:00 a.m. on Tuesday, April 26, 1994, at the Radisson Hotel Islandia, 3635 Express Drive North, Hauppauge, New York 11788, and at any adjournment thereof. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about March 18, 1994.

                                    PROXIES

     Any stockholder executing a proxy which is solicited hereby has the power to revoke it prior to exercise of the authority conferred thereby. Revocation may be made effective by attending the Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Meeting a written notice of revocation or a later-dated, properly-executed proxy.

     Proxies will be solicited by mail. They also may be solicited by directors, officers and other employees of the Company or its subsidiary bank, North Fork Bank, personally or by telephone or telegraph, but such persons will receive no additional compensation for their services. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send this proxy statement and form of proxy to their principals, and the Company will reimburse such persons for out-of-pocket expenses incurred in forwarding the materials. The Company also has retained D.F. King & Co., Inc. to aid in the solicitation of proxies, at an estimated cost of $5,500, plus reimbursement of reasonable out-of-pocket expenses. All expenses of solicitation will be paid by the Company.

                         RECORD DATE AND VOTING RIGHTS

     The Board of Directors has fixed the close of business on March 1, 1994, as the record date for determining stockholders who are entitled to notice of, and to vote at, the Meeting. At the close of business on that date, there were outstanding and entitled to vote 14,120,849 shares of common stock, par value $2.50 per share, of the Company (the "Common Stock"), which is the only class of stock of the Company outstanding. Only holders of record of Common Stock at the close of business on the record date are entitled to notice of and to vote at the Meeting. Each stockholder of record on that date is entitled to one vote for each share held with respect to each matter submitted to a vote at the Meeting.

     The required vote for the election of directors is the affirmative vote of a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. The required vote for approval of the 1994 Key Employee Stock Plan and all other matters submitted to the stockholders is the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter submitted. A majority of the outstanding shares present or represented by proxy will constitute a quorum at the Meeting.

     Consistent with applicable state law and the Company's Certificate of Incorporation and Bylaws, the Company will treat all shares represented by proxies or ballots presented at the Meeting as shares present or represented at the Meeting for purposes of determining a quorum. Shares represented by proxies or ballots marked "ABSTAIN" on any proposal will be treated as shares present or represented at the Meeting for purposes of such proposal. Shares held in "street name" by brokers but not voted by such brokers, for any reason, on a particular matter (so-called "broker non-votes") will not be deemed present or represented at the Meeting for purposes of such matter, even if such shares have been properly voted by such broker, in person or by proxy, on one or more other matters brought before the Meeting. Thus, on proposals, such as approval of the 1994 Key Employee Stock Plan, requiring the affirmative vote of a majority of the shares present or represented at the Meeting and entitled to vote on the proposal, proxies or ballots marked "ABSTAIN" will have the effect of a vote against the proposal, but broker non-votes will not have the effect of a vote against the proposal. On proposals, such as the election of directors, requiring the affirmative vote of a plurality of the shares present or represented at the Meeting and entitled to vote, neither broker non-votes nor shares voted "WITHHOLD" or "ABSTAIN" will have the effect of a vote against such a proposal.

     Votes will be counted and vote totals announced at the Meeting by the inspectors of election.

                          CERTAIN BENEFICIAL OWNERSHIP

     As of December 31, 1993, there was no person known by the Board of Directors of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

ITEM 1. ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO DIRECTORS AND OFFICERS

     The first item to be acted upon at the Meeting is the election of three directors to Class 1 of the Board of Directors, each to hold office for three years (through the 1997 annual meeting) and until his successor shall have been duly elected and qualified. Presently, the Board of Directors of the Company consists of nine members divided into three classes.

     All proxies that are timely received by the Secretary in proper form and that have not been revoked will be voted "FOR" the three nominees to Class 1 listed below (unless any nominee is unable or unwilling to serve for any reason), subject to any specific voting instructions received with any proxy, including the withholding of authority to vote for any or all of the nominees.

     Each of the nominees listed below has consented to being named in this proxy statement and to serve if elected, and the Board has no reason to believe that any nominee will decline or be unable to serve, if elected. In the event any nominee is unable or unwilling to serve for any reason, it is intended that the holders of the proxies may vote for the election of such other person or persons as may be designated by the Board of Directors.

     The following information is provided with respect to each nominee for director and each present director whose term of office extends beyond the date of the Meeting.

            NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

                                                                                    SHARES OF
                                                                                   COMMON STOCK
                                                                                   BENEFICIALLY
                                                                  SERVED           OWNED AS OF
                                                                   AS A        DECEMBER 31, 1993(C)
             NAME, AGE, PRINCIPAL OCCUPATION AND                 DIRECTOR    ------------------------
            OTHER POSITIONS WITH THE COMPANY(A)(B)                SINCE      NO. OF SHARES    PERCENT
- --------------------------------------------------------------   --------    -------------    -------
NOMINEES FOR DIRECTOR:
CLASS 1 (terms to expire in 1997):

Allan C. Dickerson, 61........................................     1988          12,792(1)      *
  President, Roy H. Reeve Agency, Inc. (general insurance
     company)

Lloyd A. Gerard, 62...........................................     1981         102,704(2)      *
  Antique Dealer and Auctioneer

John Adam Kanas, 47...........................................     1981         427,407(3)      3.03%
  President and Chief Executive Officer of the Company;
     Chairman of the Board (since January 1, 1990); Chairman
     of the Board, President and Chief Executive Officer of
     North Fork Bank

DIRECTORS CONTINUING IN OFFICE:
CLASS 2 (terms expiring in 1995):

James F. Reeve, 53............................................     1988          49,191(4)      *
  President, Harold R. Reeve & Sons, Inc. (general
     construction)

George H. Rowsom, 58..........................................     1981           7,337(5)      *
  President, S.T. Preston & Son, Inc. (retail marine supplies store)

Raymond W. Terry, Jr., 63.....................................     1988          35,578(6)      *
  Chairman of the Board of Southold Savings Bank (January 1,
     1990, to September 30, 1992); President of Southold
     Savings Bank (1980 to 1989); Chairman of the Board of the
     Company (August 1, 1988, to December 31, 1989)

                                                                                    SHARES OF
                                                                                   COMMON STOCK
                                                                                   BENEFICIALLY
                                                                  SERVED           OWNED AS OF
                                                                   AS A        DECEMBER 31, 1993(C)
             NAME, AGE, PRINCIPAL OCCUPATION AND                 DIRECTOR    ------------------------
            OTHER POSITIONS WITH THE COMPANY(A)(B)                SINCE      NO. OF SHARES    PERCENT
- --------------------------------------------------------------   --------    -------------    -------
CLASS 3 (terms expiring in 1996):

John Bohlsen, 51..............................................     1986          86,416(7)      *
  President, The Helm Development Corp. (real estate); Vice
     Chairman of the Company (since October 22, 1992); Vice
     Chairman of North Fork Bank (since December 21, 1989)

Malcolm J. Delaney, 67........................................     1991          65,968(8)      *
  Vice Chairman of the Board of Southold Savings Bank (June
     28, 1991, to September 30, 1992); President and Chief
     Executive Officer of Eastchester Financial Corporation
     (1986 to 1991)

James H. Rich, Jr., 66........................................     1988          10,036(9)      *
  President, Southold Lumber Co., Inc. (building supplies)

         SHARES BENEFICIALLY OWNED BY OTHER EXECUTIVE OFFICERS AND ALL
                       DIRECTORS AND OFFICERS AS A GROUP

                                                                                 SHARES OF
                                                                                COMMON STOCK
                                                                                BENEFICIALLY
                                                                                OWNED AS OF
                                                                            DECEMBER 31, 1993(C)
                       NAME, AGE, AND POSITIONS                           ------------------------
                         WITH THE COMPANY(10)                             NO. OF SHARES    PERCENT
- -----------------------------------------------------------------------   -------------    -------
Daniel M. Healy, 51....................................................      60,516(11)      *
  Executive Vice President and Chief Financial Officer of the Company

All 11 Director Nominees, Continuing Directors and Executive Officers
  as a Group...........................................................     933,519(12)      6.61%

- ---------------
NOTES:

* Less than one percent (1%).

 (a) Except as otherwise noted, each of the nominees for director and continuing directors has held the occupation or position listed for at least the past five years.

 (b) All persons listed as nominees for director or as continuing directors are also directors of North Fork Bank.

 (c) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission Rules, includes shares as to which a person directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose) and all shares which the person has a right to acquire within 60 days of the reporting date. Listed totals do not include shares of restricted stock conditionally granted in December 1993 to certain of the named individuals under the proposed 1994 Key Employee Stock Plan, which shares will not carry dividend and voting rights until stockholder approval of the Plan (see Item 2 of this proxy statement).

 (1) Includes 6,225 shares held by Mr. Dickerson's wife.

 (2) Includes 1,727 shares held by Mr. Gerard in joint tenancy with his daughter and 78,321 shares held by him in joint tenancy with his brother and sister.

 (3) Includes 61,333 shares of restricted stock and options to purchase 269,900 shares previously granted to Mr. Kanas under the Company's compensatory stock plans, 100 shares held by him in joint tenancy with his wife, 12,641 shares held by his wife, 4,700 shares held by his children, and warrants to purchase 8,300 shares held by his wife.

 (4) Includes warrants to purchase 5,000 shares held by Mr. Reeve and 15,290 shares held by his wife.

 (5) Includes 1,000 shares held by Mr. Rowsom in joint tenancy with his wife, 150 shares held by his wife, and 3,000 shares held by the S. T. Preston & Sons, Inc. Profit Sharing Trust, in which Mr. Rowsom shares voting power with two others.

 (6) Includes 29,847 shares held by Mr. Terry in joint tenancy with his wife.

 (7) Includes options to purchase 21,000 shares previously granted to Mr. Bohlsen under the Company's compensatory stock plans, 790 shares and warrants to purchase 8,300 shares held by Mr. Bohlsen's wife, and 4,800 shares held by his children.

 (8) Includes options to purchase 10,000 shares held by Mr. Delaney, and 37,504 shares held by him in joint tenancy with his wife.

 (9) Includes 6,031 shares held by Mr. Rich in joint tenancy with his wife, and 150 shares held by his wife.

(10) Although not listed in this table, Conrad J. Gunther, Jr., who is 47 years of age, served as Executive Vice President of the Company and North Fork Bank from November 1989 until December 31, 1993, on which date his service in these positions ended. As of December 31, 1993, Mr. Gunther beneficially owned 75,574 shares, constituting less than 1 percent of the total number of shares issued and outstanding. Included in this total were 10,000 shares of restricted stock and options to purchase 61,000 shares previously granted to Mr. Gunther under the Company's compensatory stock plans and warrants to purchase 1,000 shares. The beneficial ownership totals listed for all nominees, continuing directors and executive officers as a group include Mr. Gunther's beneficially-owned shares.

(11) Includes options to purchase 46,000 shares previously granted to Mr. Healy under the Company's compensatory stock plans, and warrants to purchase 3,500 shares held by him.

(12) Includes 71,333 shares of restricted stock and options to purchase an aggregate of 407,900 shares previously granted to such persons under the Company's compensatory stock plans and warrants to purchase 26,100 shares held by such persons.

     During 1993, the nominees, continuing directors and executive officers of the Company made timely filings of all securities transaction reports required to be filed by them with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934, except for one late filing of a transaction report by director Dickerson (filed seven days late) and one late filing of a transaction report by former director F. Y. Reeve (filed 27 days late).

     The Board of Directors met 19 times during 1993. Each of the directors attended at least 75 percent of the total number of meetings of the Board and of all committees of which the director was a member during the period he was a director or served on such committees.

BOARD COMMITTEES

     The Board of Directors of the Company has an Audit Committee. The functions performed by the Audit Committee include reviewing the adequacy of internal controls, internal auditing and the results of examinations made by supervisory authorities and the scope and results of audit and nonaudit services rendered by the Company's independent public accountants. The present members of the Audit Committee are directors Delaney, Gerard and Rowsom. The Audit Committee met eight times during 1993.

     The Company's Board of Directors also has a Compensation and Stock Committee (the "Compensation Committee"). The Compensation Committee reviews and makes recommendations on senior officer compensation and administers all of the Company's compensatory stock plans. The Committee has been designated to administer the proposed 1994 Key Employee Stock Plan (see Item 2 of this proxy statement). The Compensation Committee consists of three directors appointed by the Company's Board of Directors, none of whom may be eligible to participate in any of the Company's discretionary stock plans. The present members of the Committee are directors Dickerson, Gerard and Rowsom. Mr. Healy attends meetings of the Compensation Committee in an ex officio capacity, to provide information requested by, or to respond to questions from, Committee members. During 1993 the Committee met five times. (See "Report of the Compensation Committee" on page 12.)

     The Company's Board of Directors has no nominating committee or committee performing functions similar to those of a nominating committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is now, or has been at any time within the past three years, an officer or employee of the Company or any of its subsidiaries.

                           COMPENSATION OF DIRECTORS

     At the July 27, 1993, meeting of the Board of Directors of the Company, the Board set the fee for directors of the Company at $18,000 per year. This fee is for all services as a director of the Company, including any service as a member of one or more committees of the Board of Directors of the Company. Also in July 1993, the Board of Directors of North Fork Bank set the fee for directors of the Bank (who currently are the same individuals as the directors of the Company) at $400 for each meeting attended of the Bank's Board of Directors and each meeting attended of any committee thereof of which the director is a member (except that Mr. Kanas does not receive a fee for attendance at any committee meetings). The Chairman of the Bank's Strategic Planning Subcommittee (presently, director Reeve) also receives $300 for each meeting of the Subcommittee attended. The fee structure for directors of the Company and the Bank described above represents a return to the fee structure which existed prior to November 1991, when the Boards of Directors of both the Company and the Bank voluntarily reduced directors' fees to 50% of the above-described levels, in light of the financial conditions which then prevailed.

     The Company maintains a Directors' Deferred Compensation Plan, under which a director may defer receipt of 50% or 100% of all fees earned by him as director of the Company and the Bank for five or ten years or until retirement or age 70. During the deferral period, amounts deferred earn interest at the highest rate offered by North Fork Bank to its customers on its certificate of deposit individual retirement accounts.

     Certain directors of the Company who were previously directors of Southold Savings Bank prior to the Company's acquisition of Southold in 1988 currently receive, or in the future will be entitled to receive, payments from the Bank under deferred directors' fee agreements entered into by them with Southold prior to the acquisition. These agreements, similar to the Company's optional Deferred Compensation Plan for directors described above, permitted Southold directors to defer receipt of some or all of their director's fees in exchange for a right to receive, commencing on some designated future date and continuing for a fixed period thereafter, regular monthly cash payments in a specified amount. The designated payment amounts essentially represented the estimated future value of the deferred fees, with compounding of interest at assumed rates during the intervening years. Company director Rich is currently receiving payments from the Bank under such a deferred fee agreement, and Company directors Dickerson and Reeve are entitled to receive such payments in the future.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation and compensatory awards received in the last three years by the Chief Executive Officer of the Company and each other executive officer whose cash compensation, including salary and bonus, exceeded $100,000 in 1993.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                    ------------------------------------
                                      ANNUAL COMPENSATION                   AWARDS
                               ----------------------------------   ----------------------     PAYOUTS
                                                            (E)                               ----------     (I)
             (A)                                           OTHER       (F)          (G)                      ALL
           NAME AND                                       ANNUAL    RESTRICTED    OPTIONS/       (H)        OTHER
          PRINCIPAL             (B)     (C)       (D)     COMPEN-     STOCK       SARS(4)        LTIP      COMPEN-
           POSITION            YEAR  SALARY(1)   BONUS    SATION(2) AWARDS(3)     (SHARES)    PAYOUTS(5)   SATION(6)
- ------------------------------ ----- ---------  -------   -------   ----------    --------    ----------   -------
John Adam Kanas............... 1993  $388,254   $75,000   $43,341    $128,750(7)  103,000 (7)     $0       $31,863
  Chairman of the Board,       1992   374,862         0        0            0           0          0       20,138
  President, Chief             1991   415,352         0        0            0           0          0
  Executive Officer
John Bohlsen(8)............... 1993   122,485    40,000        0       38,625(7)   46,000 (7)      0        5,192
  Vice Chairman of the         1992        --        --       --           --          --         --           --
  Board                        1991        --        --       --           --          --         --
Daniel M. Healy............... 1993   240,000    50,000    2,095       38,625(7)   51,000 (7)      0       11,119
  Executive Vice President,    1992   173,654         0        0       34,875      25,000          0        7,697
  Chief Financial Officer      1991        --        --       --           --          --         --           --
Conrad J. Gunther, Jr.(9)..... 1993   250,000         0        0            0      10,000          0        6,745
  Executive Vice President     1992   233,653         0        0       10,875       8,000          0        2,670
                               1991   225,000         0        0       30,750      10,000          0

- ---------------
NOTES:

 (1) Includes salary deferred at the election of the named officer (such as deferred salary under the Company's 401(k) Plan) and all directors' fees from the Company and the Bank, whether paid or deferred. Salary deferrals under the 401(k) Plan in 1993 were $8,994 for Mr. Kanas, $6,923 for Mr. Bohlsen, $8,994 for Mr. Healy, and $8,994 for Mr. Gunther. Total directors' fees for 1993 were $17,100 for Mr. Kanas and $17,100 for Mr. Bohlsen.

 (2) Listed amounts represent tax payments made by the Company on behalf of the named officer under the Company's newly-adopted Supplemental Executive Retirement Plan ("SERP").

 (3) Represents the dollar value of shares of restricted stock granted to the named officer during the year in question, calculated by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. Generally, shares of restricted stock granted under the Company's compensatory stock plans carry from the date of grant the same dividend rights as unrestricted shares of Common Stock. However, those shares of restricted stock conditionally granted to certain of the named officers in December 1993 under the proposed Key Employee Stock Plan (see Note 7) will have no dividend rights until the date of stockholder approval. As of December 31, 1993, the total market value of the restricted stock held by Messrs. Kanas, Bohlsen, Healy and Gunther was $815,412, $38,625, $38,625, and $128,750,
     respectively, based on a market price for Common Stock on that date of $12.875 per share. Such totals include any shares of restricted stock conditionally granted to these officers in December 1993.

 (4) Includes total number of shares subject to options and/or stand-alone stock appreciation rights (SARs) granted to the named officers during the year in question. (No options granted to the named officers have been accompanied by SARs.)

 (5) The Company has no "long-term incentive plans" as defined in the Securities and Exchange Commission Rules.

 (6) Includes, among other things, any Company contributions to the 401(k) Plan and the defined contribution plan feature of the SERP on behalf of the named officer and specified premiums paid by the Company on certain insurance arrangements covering the officer. In 1993, listed amounts include 401(k) Plan contributions by the Company on behalf of Messrs. Kanas, Bohlsen, Healy, and Gunther of $6,745, $5,192, $6,745 and $6,745, respectively; contributions by the Company to the defined contribution plan feature of the SERP on behalf of Messrs. Kanas and Healy of $6,753 and $2,920, respectively; and the following insurance premiums paid by the Company on behalf of Mr. Kanas: $10,641 in premiums paid on a disability policy, $686 in premiums paid on a $100,000 life insurance policy, $4,900 in premiums paid on a $1 million life insurance policy and $2,138 in premiums paid on a $2 million split dollar insurance policy. The total for Mr. Healy also includes $1,454 in residual moving expenses paid by the Company in connection with Mr. Healy's relocation.

 (7) Includes a conditional award of restricted stock or stock options, granted on December 21, 1993, to the named officer under the proposed 1994 Key Employee Stock Plan. Such conditional awards are as follows: Mr. Kanas - $25,750 of restricted stock, options for 45,000 shares; Mr. Bohlsen - $38,625 of restricted stock, options for 25,000 shares; Mr. Healy - $38,625 of restricted stock, options for 30,000 shares. All such awards are conditional upon stockholder approval of the Plan (See Item 2) and will be deemed null and void if the Plan is not approved. Such awards of restricted stock carry no voting or dividend rights until stockholder approval of the Plan.

 (8) Mr. Bohlsen served as a director of the Company in the years preceding 1993 but did not become an executive officer until 1993.

 (9) On December 31, 1993, Mr. Gunther's service ended as Executive Vice President of the Company and the Bank. Under the terms of an arrangement subsequently reached between Mr. Gunther and the Company, Mr. Gunther will be paid at a rate equal to 100 percent of his 1993 base salary for the first six months of 1994 and at a rate equal to 50 percent of his 1993 base salary for the last six months of 1994. In return, Mr. Gunther will provide consultative and such other services as are requested by the Company. If Mr. Gunther should accept other full-time employment at any time during 1994, his compensation from the Company will be reduced to $100 per week for the remainder of the year. Also under the arrangement, all options held by Mr. Gunther on December 31, 1993, and not then exercisable by him were made exercisable immediately and through March 31, 1995.

                                    STOCK OPTIONS

     The following table sets forth information concerning stock options granted in 1993 to the executive officers named in the Summary Compensation Table on page 8.

                    OPTIONS/SAR GRANTS IN THE YEAR ENDED DECEMBER 31, 1993
- ------------------------------------------------------------------------------------------------
                                              (C)
                                             % OF
                               (B)           TOTAL
                            NUMBER OF      OPTIONS/
                            SECURITIES       SARS           (D)
                            UNDERLYING      GRANTED      EXERCISE                     (F)
                             OPTIONS/         TO          OR BASE                     GRANT DATE
                               SARS        EMPLOYEES       PRICE          (E)          PRESENT
           (A)              GRANTED(1)     IN FISCAL     (DOLLARS/     EXPIRATION      VALUE(2)
           NAME              (SHARES)        YEAR         SHARE)          DATE        (DOLLARS)
- --------------------------  ----------     ---------     ---------     ----------     ----------
John Adam Kanas...........    25,000(3)       8.79%      $  7.9375       1/14/03       $ 80,750
                              25,000(4)       8.79%        11.50         8/18/03        116,750
                               8,000(5)       2.81%        12.69        12/21/03         41,280
                              31,500(6)      11.07%        15.00        12/21/03        122,227
                              13,500(7)       4.75%        15.00        12/21/03         57,150
John Bohlsen..............    15,000(4)       5.27%        11.50         8/18/03         70,050
                               6,000(5)       2.11%        12.69        12/21/03         30,960
                              25,000(6)       8.79%        15.00        12/21/03        105,190
Daniel M. Healy...........    15,000(3)       5.27%         7.9375       1/14/03         48,450
                               6,000(5)       2.11%        12.69        12/21/03         30,960
                              30,000(6)      10.54%        15.00        12/21/03        122,858
Conrad J. Gunther, Jr.....    10,000(3)       3.51%         7.9375       1/14/03         32,300

- ---------------

NOTES:

(1) All options listed were granted without tandem stock appreciation rights.

(2) Estimated grant date present value determined by using the Black-Scholes option pricing model, a commonly-used method of valuing options on the date of grant. The assumptions utilized in applying the Black-Scholes model were as follows: (a) the useful life of the options was estimated to be five years from the date of grant; (b) the risk-free discount rate applied for purposes of the valuation, consistent with the five-year estimated life of the options, was the five-year Treasury Rate as of the date of grant; (c) the volatility factor utilized was the one-year volatility of the Company's Common Stock, or 39.1 percent (volatility is calculated based on fluctuations of 1993 weekly closing stock prices); (d) the dividend yield on the Common Stock was assumed to be zero for purposes of the analysis only; and (e) a discount of 5 percent per year was utilized reflecting anticipated risk of forfeiture prior to vesting (for example, options vesting within one year have been discounted at 5 percent, and options vesting in three years have been discounted at 15 percent).

(3) Incentive stock options, granted on January 14, 1993. Of the grants to Mr. Kanas and Mr. Healy, options for 12,598 shares were, in each case, first exercisable on the date of grant, and options for the remaining shares first become exercisable on the first anniversary of the date of grant. All such options granted to Mr. Gunther were immediately exercisable on the date of grant.

(4) Nonqualified stock options, granted on August 18, 1993. All such options were immediately exercisable on the date of grant.

(5) Nonqualified stock options, granted on December 21, 1993. All such options were immediately exercisable on the date of grant.

(6) Incentive stock options, conditionally granted on December 21, 1993, under the proposed 1994 Key Employee Stock Plan, and subject to stockholder approval of the Plan (see Item 2 of the proxy statement). For Mr. Kanas, the options first become exercisable for approximately one quarter of the underlying shares on each of the second, third, fourth and fifth anniversaries of the date of grant, respectively. For Mr. Bohlsen, 31.5 percent of the options first become exercisable on each of the first, second and third anniversaries of the date of grant, and the remaining options on the fourth anniversary. For Mr. Healy, approximately 21 percent of the options first become exercisable on the first anniversary of the date of grant, approximately 26 percent on each of the second, third and fourth anniversaries, and the remaining options on the fifth anniversary.

(7) Nonqualified stock options, conditionally granted on December 21, 1993, under the proposed 1994 Key Employee Stock Plan, and subject to stockholder approval of the Plan (see Item 2 of the proxy statement). One-third of the options initially become exercisable on each of the first, second and third anniversaries of the date of grant, respectively.

     The following table sets forth information concerning stock options exercised in 1993 or held at year-end 1993 by the executive officers named in the Summary Compensation Table on page 8.

                     AGGREGATED OPTION/SAR EXERCISES IN THE YEAR ENDED DECEMBER 31, 1993,
                                        AND YEAR-END OPTION/SAR VALUES
- --------------------------------------------------------------------------------------------------------------
                                                                            (D)                   (E)
                                                                         NUMBER OF        VALUE OF UNEXERCISED
                                                                        UNEXERCISED           IN-THE-MONEY
                                                                      OPTIONS/SARS AT       OPTIONS/SARS AT
                                                                       DECEMBER 31,           DECEMBER 31,
                                       (B)                                 1993                 1993(1)
                                 SHARES ACQUIRED         (C)           (EXERCISABLE/         (EXERCISABLE/
             (A)                   ON EXERCISE      VALUE REALIZED    UNEXERCISABLE)         UNEXERCISABLE)
             NAME                   (SHARES)          (DOLLARS)          (SHARES)              (DOLLARS)
- ------------------------------   ---------------    --------------    ---------------     --------------------
John Adam Kanas...............          0                 $0            E - 257,498           E - $281,396
                                                                         U - 89,402(2)        U -   61,235
John Bohlsen..................          0                  0             E - 21,000            E -  21,735
                                                                         U - 25,000(2)        U -        0
Daniel M. Healy...............          0                  0             E - 43,598            E - 239,876
                                                                         U - 32,402(2)        U -   11,860
Conrad J. Gunther, Jr.........          0                  0             E - 61,000            E - 183,125
                                                                        U -       0           U -        0

- ---------------
NOTES:

(1) Calculated by subtracting the exercise price of options from the market value of underlying securities as of the fiscal year-end, based on a closing market price of the Common Stock on December 31, 1993, of 12.875 per share.

(2) Includes options conditionally granted on December 21, 1993, under the 1994 Key Employee Stock Plan, subject to stockholder approval of the Plan, as follows: Mr. Kanas, options for 45,000 shares; Mr. Bohlsen, options for 25,000 shares; and Mr. Healy, options for 30,000 shares.

                               PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and Compensation Committee Report shall not be incorporated by reference into any such filings.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
            AMONG NORTH FORK BANCORPORATION, S&P 500 AND KBW EASTERN

                                  NORTH FORK
      MEASUREMENT PERIOD          BANCORPORA-     S&P 500 IN-     KBW EASTERN
    (FISCAL YEAR COVERED)            TION             DEX           REGION
1988                                    100.00          100.00          100.00
1989                                     92.00          130.59          102.03
1990                                     35.20          126.49           62.88
1991                                     30.28          164.80          110.58
1992                                     51.72          177.25          152.71
1993                                     81.95          194.98          159.26

     The KBW Eastern Region Index is a market-capitalization-weighted stock index combining stock price information from 12 of the larger bank holding companies in the eastern United States.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors is responsible for conducting periodic reviews of executive compensation and for taking certain actions regarding the compensation of senior executives, including the Chief Executive Officer. The Compensation Committee consists of not less than three directors, none of whom may be an officer or employee of the Company or any of its subsidiaries. The names of current Committee members are listed at the end of this report. The Compensation Committee makes recommendations to the full Board of Directors concerning salary levels for senior executives and other officers and types and amounts of cash bonuses to be distributed to these individuals if and as appropriate. The Compensation Committee also has the discretion to determine grants of compensatory awards to key employees, including senior officers, under certain of the Company's stock-based compensation plans.

     The Compensation Committee is submitting this report summarizing its involvement in the compensation decisions and policies adopted by the Company for executive officers generally and for Chairman, President and Chief Executive Officer, John Adam Kanas, specifically.

GENERAL POLICY

     The Company's executive compensation practices are designed to reward and provide an incentive for executives based on the achievement of corporate and individual goals. Compensation levels for executives are established after giving consideration to a variety of quantitative measures including, but not limited to, financial performance, peer group comparisons and labor market conditions. Furthermore, qualitative factors such as commitment, leadership, teamwork and community involvement are included in compensation deliberations. Before making decisions, the Compensation Committee elicits the recommendations and advice of the CEO and other executive officers regarding appropriate or desired levels of compensation for them and management personnel generally. The Committee has complete access to all necessary Company personnel records, financial reports and other data and may seek the advice of experts and analysts if appropriate. Furthermore, members of the Compensation Committee have periodic contact with members of management through their involvement in other board committees, thus providing Committee members with additional information on which to base their assessments.

     The ultimate purpose of the Company's compensation structure is to attract and retain executives of the highest caliber and to motivate these executives to put forth maximum effort toward the achievement of specified corporate goals identified through the strategic planning process of the Board and management. Also, the compensation design is intended to create an incentive process that will encourage these individuals to maintain their focus on the paramount importance of long-term stockholder interests.

COMPONENTS OF COMPENSATION

     In evaluating executive compensation, the Compensation Committee focuses upon several fundamental components: salary, annual bonus and long-term incentive compensation.

     Salary levels for senior executives and other officers are reviewed by the Compensation Committee on an annual basis. Currently, the Company and its subsidiaries do not have any long-term employment agreements with executive officers. Salary levels are reflective of an individual's responsibilities and experience and competitive marketplace conditions.

     The annual bonus component of executive compensation has historically been provided, if and as appropriate, through the Company's annual incentive compensation program (the "Annual Bonus Program"). During profitable periods, the Annual Bonus Program has been used to provide year-end cash distributions to Company executives, depending upon a variety of factors relating to individual performance, Company performance and, in selected cases, operational department achievements.

The decision on annual bonuses for executives typically is made on or about the end of each calendar year.

     The third component of the Company's executive compensation strategy is its long-term incentive compensation program, under which executives receive stock-based awards offering them the possibility of future value, depending on the executives' continued employment by the Company and the long-term price appreciation of the Company's Common Stock. In the view of the Committee, a substantial portion of the total compensation of senior executives over a period of years should consist of such long-term incentive awards. In the past, these awards have been granted through the Company's stock-based compensation plans, including its 1982 and 1985 Incentive Stock Option Plans, 1987 Long-Term Incentive Plan and 1989 Executive Management Compensation Plan. Awards under these plans have consisted of stock options and restricted stock. Because virtually no shares remain available for issuance under the Company's existing stock-based compensation plans, the Committee has approved, and recommends for stockholder approval at the 1994 annual meeting, a new Key Employee Stock Plan. Under this new Plan, awards for up to 700,000 shares of Common Stock would be available for issuance to key employees in the form of incentive stock options, nonqualified stock options or restricted stock. In 1993, Congress adopted a new provision of the Internal Revenue Code, Section 162(m), which disallows a tax deduction to public companies for any compensation exceeding $1 million paid to certain top executives. The 1994 Key Employee Stock Plan has been designed so that options granted under the Plan will qualify for an exemption under this new statute for certain types of performance-based compensation.

     The Committee has made conditional awards under this new Plan to the Company's top three executives, subject to stockholder approval. See Item 2 of the proxy statement for a discussion of the new Plan. Although the Committee may grant awards under the Company's stock plans at any time, it generally makes such determinations at year-end, concurrent with its review and recommendations regarding base salary and annual bonuses for senior executives.

COMPENSATION COMMITTEE REVIEW OF EXECUTIVE COMPENSATION

     The Compensation Committee, in making its recommendations and determinations at year-end 1993 regarding executive compensation, was influenced by numerous positive considerations. The principal factor underlying the Committee's decisions was the significant progress accomplished in the past year toward restoring the Company to profitability and financial strength and the role of management and, in particular, key members of the senior management team in that accomplishment. All of the basic measurements of financial performance reflected major improvement that either met or exceeded previously-established goals. The specific areas of performance where target goals were realized or surpassed in 1993 included, without limitation, capital creation, earnings, improved asset quality, enhanced asset and liability management techniques and expense controls. Other accomplishments during the year not measurable in quantitative form but of equal importance to the Company included improvements in strategic direction, strengthened internal controls and regulatory compliance. The Committee believes that as a result of management's efforts, the Company is favorably positioned to attain future successful performance and thus benefit its shareholders. In response to recent and anticipated future performance, the market price of the Company's stock increased by 58% between year-end 1992 and 1993.

     The Committee believes that management was primarily responsible for the restoration of the Company's financial strength and the speed with which it was achieved. Moreover, as the area's largest independent commercial bank, North Fork has successfully met the challenge of diversifying its services to attract new and retain existing customers. Also, the Committee believes management has not lost sight of its obligation to service those communities in which it is located. At the same time, enhanced stockholder value has remained management's primary focus.

     When the Company experienced financial difficulties at the beginning of the 1990s, the Committee concurred in the Board's determination to freeze executive salaries and benefits and to reduce management staffing, even though it was widely perceived that many of the Company's problems at the time were attributable to harsh economic conditions in its market area and in the financial services industry generally. The Committee also elected to curtail stock award grants during these years, with the exception of occasional small grants offered to attract new executives in lieu of other forms of compensation. Management accepted the Committee's disciplinary approach and has responded effectively, with the results noted.

     In light of the positive changes in 1993, the Committee determined at year-end that moderate increases in executive compensation were justifiable, if structured so as both to reward management for accomplishments to date and to encourage future performance. Accordingly, at year-end 1993 the Committee accepted management's proposal and recommended to the Board a schedule of modest salary increases and cash bonuses for management which the Committee believes were commensurate with the financial results.

     Moreover, the Committee elected at year-end to grant modest levels of stock-based awards to management. The Committee first utilized the limited remaining capacity under existing stock plans to grant awards of options and restricted stock to members of management. In order to permit appropriate additional stock-based awards to senior executive officers at the present time, as well as to enable future grants of awards to management generally, the Committee also approved at year-end (and has recommended for stockholder approval at the meeting) a new Key Employee Stock Plan, discussed in Item 2 of the proxy statement. After the Committee and the Board of Directors approved the new Plan, the Committee made grants of options and restricted stock under the new Plan to the Company's three senior executives, conditional upon stockholder approval of the Plan. The Committee notes that all options granted at year-end under this new Plan were "premium options," that is, the option exercise price was set at a premium of 18% above the current market price of the Common Stock on the date of grant. This above-market option pricing, although unusual, is expected to give the executives an even stronger incentive to improve the Company's financial performance, which presumably will increase the market price of its stock.

     The Committee also has concurred with management's proposal to establish for senior officers of the Company a new Supplemental Executive Retirement Plan effective for 1993. This Plan, which is funded through a secular trust, restores to senior executives upon their retirement from the Company the full level of retirement benefits which they would have been entitled to receive under the formula contained in the Company's retirement plan, absent the provision in federal law limiting maximum payouts under tax-qualified retirement plans.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In assessing appropriate types and amounts of compensation for the Chief Executive Officer, the Compensation Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation are return on stockholders' equity, return on assets, levels and changes in non-performing assets, the market price of the Common Stock and the Company's performance compared to peer group institutions. Individual factors include the CEO's initiation and implementation of successful business strategies, formation of an effective management team and various personal qualities, including leadership, commitment and professional and community standing.

     After reviewing the 1993 corporate results, as discussed in the preceding section on executive compensation generally, as well as individual contributions, the Committee concluded that CEO John Adam Kanas performed with skill and diligence during 1993. The year was marked by substantial improvement in financial performance, and Mr. Kanas deserves a large measure of the credit for this accomplishment. He assumed personal responsibility for an array of ambitious operating strategies which were adopted and successfully pursued, including aggressive cost-cutting across the organization and streamlining of systems and personnel. At the same time, Mr. Kanas devoted substantial time and effort to the Company's program for resolving problem assets, which realized significant progress during the period in bringing asset quality under control. Finally, Mr. Kanas has been personally responsible, the Committee believes, for the rapidity with which the Company has rebounded from its financial difficulties; he has brought a sense of mission and urgency to the recovery process which, in the Committee's view, has been vital.

     For these reasons, the Committee concurred in August 1993 in the reinstatement of Mr. Kanas' salary at its pre-recession level of $400,000, up from the reduced level of $350,000 which Mr. Kanas voluntarily accepted in November 1991. In addition, at the end of 1993, the Committee approved and recommended payment of a $75,000 cash bonus to Mr. Kanas, as well as coverage of Mr. Kanas under the newly-adopted SERP discussed above. The Committee also granted to Mr. Kanas various incentive-based stock awards in 1993 under both existing, pre-approved stock plans of the Company and the new Key Employee Stock Plan, with the latter awards conditioned upon stockholder approval of the Plan.

CONCLUSION

     The Compensation Committee believes that the compensation amounts and awards recently established for the Company's senior executives reflect appropriate levels, given Company and individual performance by management during 1993. The Committee will continue to emphasize longer term strategic performance objectives as the Company's recovery proceeds.

Committee members:
     Allan C. Dickerson, Chairman
     Lloyd A. Gerard
     George H. Rowsom

                                RETIREMENT PLANS

     Executive officers of the Company participate in a retirement plan (the "Retirement Plan") which is a defined benefit plan maintained and administered by the Company. The Retirement Plan covers all employees who have attained age 21, completed at least one year of service and worked a minimum of 1,000 hours per year. A participant becomes 100% vested under the Retirement Plan after five years of service.

     Under the Plan's benefit formula, participants accrue an amount through the Plan each year equal to five percent of their annual compensation as defined under the Plan plus a fixed rate of interest based on one-year Treasury Bill rates, credited quarterly. These amounts are subject to limitations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The benefits subsequently paid under the Retirement Plan to each participant after retirement are payments based on the accrued total amount in the Plan for that participant, projected over an assumed life expectancy.

     Compensation under the Retirement Plan is total salary and bonuses (i.e., columns (c) and (d) in the Summary Compensation Table, excluding any directors'
fees), as well as certain other taxable compensation received by the executives that is listed in column (i) of the Summary Compensation Table, excluding Company contributions under the 401(k) Plan and the defined contribution feature of the SERP.

     In addition to the Retirement Plan, the Company adopted in 1993 a new Supplemental Executive Retirement Plan (the "SERP"). The SERP, which was effective for fiscal year 1993, restores to specified senior executives upon their retirement from the Company the full level of retirement benefits that they would have been entitled to receive under the formula contained in the Retirement Plan, absent the ERISA provision limiting maximum payouts and maximum compensation under tax-qualified retirement plans. The SERP also provides for participating executives a nonqualified defined contribution plan feature, under which executives may elect to make post-tax contributions, which will be entitled to matching Company contributions, much like 401(k) plan deferrals, but not subject to the Internal Revenue Code's limitation on maximum 401(k) plan contributions. The SERP may be funded through a combination of elective contributions by covered individuals of post-tax dollars and Company contributions to a secular trust. Under the SERP, the Company will also pay on behalf of covered individuals any income taxes payable by them as a result of Company contributions on their behalf. Of the executive officers named in the Summary Compensation Table on page 8, Mr. Kanas and Mr. Healy are covered under the SERP.

     Based upon their current compensation, Messrs. Kanas, Bohlsen and Healy would receive upon retirement at normal retirement age (65), annual benefits payable thereafter, under both the Retirement Plan and the SERP, of approximately $204,800, $17,500 and $30,300, respectively.

     Although Mr. Gunther is no longer an executive officer of the Company and all of his affiliation with the Company will end after 1994, he is fully vested in the Retirement Plan. Based upon the compensation received or to be received by Mr. Gunther from the Company prior to the end of his affiliation, it is estimated that he would receive upon retirement at normal age (65) annual benefits payable thereafter under the Retirement Plan of approximately $28,900.

                TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS
                             AND ASSOCIATED PERSONS

     Since January 1, 1993, certain of the directors and executive officers of the Company (and members of their immediate families and corporations, organizations and trusts with which these individuals are associated) have been indebted to the Company's subsidiary bank in amounts of $60,000 or more. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons. No such loan was classified by the subsidiary bank as of December 31, 1993, as a non-accrual, past due, restructured or potential problem loan.

ITEM 2.  APPROVAL OF 1994 KEY EMPLOYEE STOCK PLAN

     The second item to be acted upon at the Meeting is a proposal to approve the North Fork Bancorporation, Inc. 1994 Key Employee Stock Plan (the "1994 Plan" or the "Plan"). The 1994 Plan is intended to replace the Company's existing compensatory stock plans. Virtually all of the shares authorized for issuance to management and other key employees under these existing plans have either been issued or are subject to outstanding but unexercised options. If the Company is to continue its policy of including, as a major component of executive compensation, grants of long-term incentive awards such as options and restricted stock, the value of which is based not only on the executives' remaining with the Company but also on the long-term appreciation of the Company's stock price, approval of the new Plan is essential and appropriate. A significant number of outstanding, unexercised options held by executives and other key employees are currently "out of the money," that is, such options bear exercise prices higher than the current market value of Common Stock. Although the 1994 Plan will authorize the issuance of additional stock options to these persons, it is not currently anticipated by the Board of Directors that the 1994 Plan will be used to issue so-called replacement options, replacing (presumably at lower exercise prices) any out-of-the-money, unexercised options previously granted to these persons.

     The 1994 Plan will authorize the issuance of nonqualified stock options and incentive stock options. In addition, the 1994 Plan will authorize the issuance of restricted shares of Common Stock. These restricted stock awards, which are described in more detail below, are generally considered to be at least as effective as stock options in retaining the services of key employees and tying their overall compensation to long-term corporate performance.

     The total number of shares authorized for issuance under the 1994 Plan is 700,000 (subject to adjustments), which can be divided up in any fashion among nonqualified stock options, incentive stock options and restricted stock, provided that no more than 200,000 of such shares may be issued as restricted stock. As of March 8, 1994, the last sale price of Common Stock, as reported on the New York Stock Exchange, was 13.00 per share. No individual may receive under the Plan in any one year option grants for more than 150,000 shares. The 1994 Plan will not authorize the grant of stock appreciation rights, often referred to as "SARs," whether in conjunction with stock options or otherwise.

     On December 21, 1993, the Compensation Committee conditionally granted awards under the 1994 Plan to three executive officers of the Company, contingent upon subsequent stockholder approval of the Plan. In the aggregate, the awards consisted of options to acquire 100,000 shares and 8,000 shares of restricted stock. The awards granted to each of the executive officers are shown in the New Plan Benefits table below. All options conditionally granted under the Plan carried an option exercise price set at a significant premium (18.2%) over the market price of the Company's Common Stock on the date of grant. All 8,000 shares of restricted stock conditionally granted under the Plan will not possess dividend or voting rights until stockholder approval of the Plan.

     Approval of the 1994 Plan requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting. Dissenting votes give rise to no rights on the part of the dissenting stockholders. The 1994 Plan was adopted by the Board of Directors on November 23, 1993, subject to approval by the stockholders of the Company.

                               NEW PLAN BENEFITS

                                                             1994 KEY EMPLOYEE STOCK PLAN(1)
                                                   ----------------------------------------------------
                                                    DOLLAR VALUE ($)(3)          NUMBER OF UNITS
                                                   ---------------------   ----------------------------
                                                    STOCK     RESTRICTED   STOCK OPTIONS     RESTRICTED
              NAME AND POSITION(2)                 OPTIONS      SHARES       (SHARES)          SHARES
- -------------------------------------------------  --------   ----------   -------------     ----------
John Adam Kanas(4)...............................  $179,377    $  25,750       45,000(5)        2,000
  Chairman of the Board, President,
     Chief Executive Officer
John Bohlsen.....................................   105,190       38,625       25,000(6)        3,000
  Vice Chairman of the Board
Daniel M. Healy..................................   122,858       38,625       30,000(7)        3,000
  Executive Vice President, Chief Financial
     Officer
Executive Group..................................   407,425      103,000      100,000           8,000
Non-Executive Director Group.....................         0            0            0               0
Non-Executive Officer Employee Group.............         0            0            0               0

- ---------------
NOTES:

(1) All listed options and restricted shares were conditionally granted by the Compensation Committee on December 21, 1993. Any additional awards that may be made under the 1994 Plan are not determinable at this time.

(2) Mr. Gunther, who was listed in the Summary Compensation Table on page 8, is no longer an executive officer of the Company and is not eligible for awards under the new Plan.

(3) The listed dollar value of the options is the estimated grant date present value of such options, determined by using the Black-Scholes option pricing model, discussed in footnote 2 to the table entitled "Options/SAR Grants in the Year ended December 31, 1993" on page 10. The assumptions utilized in applying the Black-Scholes model were the same assumptions set forth in the earlier footnote 2. The dollar value of restricted shares, determined in accordance with the rules of the

    Securities and Exchange Commission, represents the closing market price of the Company's Common Stock on the date of grant multiplied by the number of shares awarded. All options conditionally granted under the 1994 Plan that are listed in the table above may be exercised at $15.00 per share, which was approximately 18.2 percent above the fair market value of the Company's Common Stock on the date of grant. The market value for the Company's Common Stock as of March 8, 1994, was $13.00 per share.

(4) Mr. Kanas is also a nominee for election as director.

(5) The options conditionally granted to Mr. Kanas in December 1993 consisted of incentive stock options for 31,500 shares and nonqualified stock options for 13,500 shares, and together constitute more than five percent of the total number of options which may be granted under the 1994 Plan. These options will terminate December 21, 2003 (unless terminated sooner under the terms of the 1994 Plan), and are first exercisable as follows: (a) nonqualified stock options for 4,500 shares on December 21, 1994; (b) nonqualified stock options for 4,500 shares and incentive stock options for 7,880 shares on December 21, 1995; (c) nonqualified stock options for 4,500 shares and incentive stock options for 7,880 shares on December 21, 1996; (d) incentive stock options for 7,880 shares on December 21, 1997; and (e) incentive stock options for 7,860 shares on December 21, 1998.

(6) The options conditionally granted to Mr. Bohlsen in December 1993 are all incentive stock options. These options will terminate December 21, 2003 (unless terminated sooner under the terms of the 1994 Plan), and are first exercisable as follows: (a) options for 7,880 shares on December 21, 1994;
    (b) options for 7,880 shares on December 21, 1995; (c) options for 7,880 shares on December 21, 1996; and (d) options for 1,360 shares on December 21, 1997.

(7) The options conditionally granted to Mr. Healy in December 1993 are all incentive stock options. These options will terminate December 21, 2003 (unless terminated sooner under the terms of the 1994 Plan), and are first exercisable as follows: (a) options for 6,304 shares on December 21, 1994;
    (b) options for 7,880 shares on December 21, 1995; (c) options for 7,880 shares on December 21, 1996; (d) options for 7,880 shares on December 21, 1997; and (e) options for 56 shares on December 21, 1998.

PURPOSE

     It is intended that the 1994 Plan will provide increased incentive for certain key employees of the Company or any subsidiary or affiliate of the Company and will encourage them to acquire a proprietary interest in the Company and to work diligently to help the Company achieve its long-term goals, including consistent profitability and the attainment of better-than-average financial results as compared to its peer group. It is also believed that the Plan will assist the Company in attracting and retaining high quality personnel. Awards under the 1994 Plan will be made only to key employees of the Company or any subsidiary or affiliate of the Company as determined from time to time by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee will also serve as administrator of the Plan.

AUTHORIZED TYPES OF AWARDS

     Awards granted under the 1994 Plan may take one of three forms: incentive stock options, nonqualified stock options or restricted shares. The 700,000 shares authorized for issuance under the Plan may be divided among these types of awards as the Compensation Committee sees fit, provided that not more than 200,000 restricted shares may be issued under the Plan.

     Incentive Stock Options. The 1994 Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). An incentive stock option differs from a nonqualified stock option in that the optionee exercising an incentive stock option is not subject to federal income taxation upon exercise but only upon subsequent disposition of the shares; by contrast, the optionee exercising a nonqualified stock option is subject to federal income taxation upon exercise. See "Federal Income Tax Consequences." The exercise price per share for incentive stock options may not be less than the fair market value per share of Common Stock on the date of grant, with fair market value to be determined according to the New York Stock Exchange price listing (or the price listing of another applicable exchange or market system or, if no such exchange or system applies, by the Compensation Committee). An incentive stock option, by its terms, may be exercised only during an option period established by the Compensation Committee upon grant of the option, provided that the option period may not commence earlier than the date six months after the date of grant and may not extend longer than ten years after the date of grant, and subject to certain additional restrictions. Incentive stock options may be exercised only during a limited period after termination of employment as established by the Compensation Committee, which will not normally extend for more than three months after termination. There are certain quantity limitations on the number of incentive stock options that may be granted to any one employee in any calendar year. In addition, if optionees exercising incentive stock options are to receive the tax benefits provided under the Code for such options, the shares received by them upon exercise of incentive stock options may not be sold for a period of one year following exercise or for a period of two years following grant. A sale within either of these periods will result in disqualification of the incentive stock option status of the option and loss of the tax benefits. Full payment for shares purchased shall be made at the time of exercise of an option. Payment must be made in cash or, if authorized by the Compensation Committee in the grant, in whole or in part in Common Stock valued at fair market value. Options may be exercised in whole or in part.

     Nonqualified Stock Options. The 1994 Plan also provides for the grant of nonqualified stock options ("NQSOs"). Unlike incentive stock options, NQSOs are not subject to any restrictions under the Code, but are limited only by the terms of the Plan. Like incentive stock options, NQSOs may be exercised only during an option period specified by the Compensation Committee upon grant of the option, which may not commence earlier than six months after the date of grant and may not extend longer than ten years after the date of grant. Also like incentive stock options, NQSOs granted under the Plan may be exercised only during a limited period following termination of employment as established by the Compensation Committee upon grant, which will not normally extend for more than one year after termination. The manner of exercise provisions for NQSOs are identical to those provisions for incentive stock options. The exercise price per share for NQSOs as set by the

Compensation Committee may not be less than the fair market value of the underlying shares on the date of grant.

     Restricted Shares. Restricted shares also may be granted under the 1994 Plan. Typically, restricted shares will be granted at no purchase price, although if required under applicable corporate law, the Compensation Committee may establish a purchase price set at par value of the Common Stock, payable in cash or by other means, including recognition of past employment. Restricted shares are merely shares of Common Stock which the grantee is not entitled to sell or otherwise transfer until ownership of the shares vests. The vesting schedule for restricted shares is determined by the Compensation Committee upon grant. The minimum vesting period is three years. If so determined by the Compensation Committee upon grant, recipients of restricted shares may receive certain other rights attaching to shares of Common Stock generally, such as dividend and voting rights, as of the date of grant or such later date as the Committee may determine (but not later than the date of vesting for such shares). If the recipient of restricted shares ceases to be employed by the Company including its subsidiaries and affiliates before the vesting date, the restricted shares will be forfeited to the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the federal income tax consequences of the various awards which may be granted under the 1994 Plan. The discussion is for purposes of general information only and does not address the specific facts and circumstances that may apply to individual award recipients. All persons who receive awards under the Plan should consult their own tax advisor to determine the particular tax consequences to them of their Plan awards.

     Incentive Stock Options. Persons receiving incentive stock options under the 1994 Plan will not recognize any income for federal income tax purposes upon the grant to them of the options, nor will the Company receive any tax deduction at the time of the grant. Moreover, if upon exercise of the incentive stock option the optionee complies with all provisions of the Code relating to incentive stock options and subsequently complies with the Code provisions requiring holding periods before disposing of the shares, the optionee will not recognize any taxable income upon exercise. Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss equal to the difference between the sale price of the shares and the purchase price paid therefor upon exercise, and the Company will receive no tax deduction. If an optionee disposes of the option shares before expiration of the required holding periods under the Code (one year after exercise, two years after grant), some or all, depending on the facts, of the optionee's gain upon disposition of the option shares will be characterized as compensation income taxable as ordinary income.

     Nonqualified Stock Options. Persons receiving NQSOs under the 1994 Plan will not recognize any income for federal income tax purposes upon the grant to them of the options, nor will the Company receive any tax deduction at the time of grant. Upon exercise of a nonqualified stock option, in cash or by surrender of stock already owned, the difference between the fair market value of the shares acquired at exercise and the purchase price paid therefor will be treated as ordinary income received as additional compensation, subject to federal income tax withholding and employment tax provisions, and the Company will receive a corresponding tax deduction. Generally, subsequent disposition of the option shares will result in recognition by the holder of capital gain or loss.

     Restricted Shares. Under Section 83 of the Code, persons receiving restricted shares under the 1994 Plan will not recognize any income for federal income tax purposes upon grant, and the Company will not receive any tax deduction, as long as the restricted shares are subject to a substantial risk of forfeiture and are non-transferable. At such time as the substantial risk of forfeiture ceases to exist or the shares become transferable, the shares will be taxable to the recipient as ordinary income received as compensation in an amount equal to the then fair market value of the shares (less the purchase price of the shares, if any), subject to federal income tax withholding and employment tax provisions, and the Company will be entitled to a corresponding tax deduction.

     The above description is a summary of the significant provisions of the 1994 Plan. Stockholders may obtain a copy of the Plan for their review upon request to the Secretary of the Company, Mr. Anthony J. Abate, at North Fork Bancorporation, 9025 Route 25, Mattituck, New York 11952, (516) 298-5000.

     The Board of Directors believes adoption of the 1994 Plan will be in the best interests of the stockholders and, accordingly, recommends a vote FOR this proposal, which is ITEM 2 on the Proxy Card. Proxies received in response to the Board's solicitation will be voted "FOR" approval of the 1994 Plan if no specific instructions are included thereon for Item 2.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be considered for inclusion in the Company's proxy materials for the 1995 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company at the Company's principal executive office no later than November 18, 1994. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals.

                              INDEPENDENT AUDITORS

     KPMG Peat Marwick, Certified Public Accountants, were the independent auditors of the Company for the year ended December 31, 1993, and have also been selected to serve as auditors for 1994. Representatives of KPMG Peat Marwick are expected to be present at the Meeting with an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

Date: March 18, 1994

                                          By Order of the Board of Directors

                                          ANTHONY J. ABATE
                                          --------------------------------------
                                          ANTHONY J. ABATE
                                          Vice President and Secretary

PROXY

                        NORTH FORK BANCORPORATION, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 APRIL 26, 1994

The undersigned stockholder(s) of North Fork Bancorporation, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Irving L. Price, Jr., and Alma
T. Suter, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Radisson Hotel Islandia, 3635 Express Drive North, Hauppauge, New York at 9:00 a.m. on Tuesday, April 26, 1994, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals and any other matters coming before said meeting.

1. Election of Directors to the class of the Board of Directors whose term expires at the 1997 Annual Meeting of Stockholders

         Nominees: Allan C. Dickerson, Lloyd A. Gerard, John Adam Kanas

         (Check one box only for all nominees.)

2.       Approval of the 1994 Key Employee Stock Plan

        (CHANGE OF ADDRESS)

- ----------------------------------------

- ----------------------------------------

- ----------------------------------------

- ----------------------------------------

              (Over)

This proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR proposals 1 and 2, and in the discretion of the proxies on such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

SEE REVERSE
  SIDE


[X] Please mark your votes as in this example.                             0103

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2


                                         FOR            WITHHELD
1.       Election of                     [ ]              [ ]
         Directors
         (see reverse)

WITHHOLD for the following only. Write name(s) below.

- ----------------------------------------------------

                                         FOR            AGAINST          ABSTAIN
2.       Approval of 1994                [ ]              [ ]              [ ]
         Key Employee
         Stock Plan

Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged.

Please indicate below whether you plan on attending the Meeting.

                                                                    [ ]



SIGNATURE(S)                                                 DATE
              -----------------------------------------------     -------------

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.

                          PLEASE FOLD AND DETACH HERE

[THIS STOCK PLAN IS BEING TRANSMITTED VIA EDGAR TO THE SECURITIES AND EXCHANGE COMMISSION (SEC) PURSUANT TO THE REGULATIONS REQUIRING THAT A COPY OF A STOCK PLAN (TO BE PRESENTED FOR SHAREHOLDER APPROVAL) BE PROVIDED TO THE SEC AT THE TIME THE PROXY STATEMENT AND FORM OF PROXY ARE FILED WITH THE SEC. THE STOCK PLAN IS NOT A PART OF THE PROXY STATEMENT AND HAS NOT BEEN MAILED TO SHAREHOLDERS.]

                        NORTH FORK BANCORPORATION, INC.
                          1994 KEY EMPLOYEE STOCK PLAN


                     SECTION 1.  ESTABLISHMENT AND PURPOSE

         North Fork Bancorporation, Inc. (the "Company") hereby establishes a long term incentive plan to be named the North Fork Bancorporation, Inc. 1994 Key Employee Stock Plan (the "Plan"), for officers and other key employees of the Company and its subsidiaries. The purpose of this Plan is to encourage those key employees who are given awards by the committee administering the Plan to acquire and maintain an interest in the Common Stock of the Company and thus to have additional incentive to continue to work for the success of the Company and its subsidiaries.

                            SECTION 2.  DEFINITIONS

         Whenever used herein, the following terms shall have the respective meanings set forth below:

         (a) AWARD means any Option or Restricted Stock granted under the Plan.

         (b) AWARD AGREEMENT means the written agreement evidencing an Award under the Plan, which shall be executed by the Company and the Participant.

         (c)     BOARD means the Board of Directors of the Company.

         (d) CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.

         (e) COMMITTEE means the Stock and Compensation Committee of the Board, the members of which shall not be eligible (and, during the one year period prior to becoming a member, shall not have been eligible) for participation in the Plan or any other plan of the Company which provides for the issuance of equity securities of the Company, except as provided in Rule 16b-3(c)(2)(i)(A)-(D), or any successor regulation.

         (f) COMPANY means North Fork Bancorporation, Inc., a Delaware corporation.

         (g)     DISABILITY means permanent and total disability as defined in
                 Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice.

         (h) EMPLOYEE means a salaried employee (including officers and directors who are also employees) of the Company or any Subsidiary.

         (i) EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         (j) EXERCISE PRICE of an Option means a price fixed by the Committee upon grant of the Option as the purchase price for Stock under the Option, as such may be adjusted under Section 11 of the Plan.

         (k) FAIR MARKET VALUE means, for any particular day, (i) for any period during which the Stock shall be listed for trading on a national securities exchange, the average of the high and low price per share of Stock on such exchange on such day, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the high and low transaction price per share as quoted by the National Market System of NASDAQ for such day, (iii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the average of the high and low bid price per share as reported by NASDAQ for such day, or (iv) in the event none of (i), (ii) and (iii) above shall be applicable, the fair market price per share of Stock for such day as determined by the Board of Directors. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the nearest preceding day when the markets were open.

         (l) OPTION means the right to purchase Stock at the Exercise Price for a specified period of time. For purposes of the Plan, an Option may be an INCENTIVE STOCK OPTION within the meaning of
                 Section 422 of the Code or any successor provision, or a NONQUALIFIED (nonstatutory) STOCK OPTION.

         (m) PARTICIPANT means any Employee designated by the Committee to receive an Award under the Plan.

         (n) PERIOD OF RESTRICTION means the period during which Restricted Stock is subject to restrictions on transfer and subject to forfeiture under Section 10 of the Plan.

         (o) REPORTING PERSON means a person subject to Section 16 of the Exchange Act.

         (p)     RESTRICTED STOCK means an Award of shares of Stock under
                 Section 10 of the Plan, which shares shall cease to be Restricted Stock upon expiration of the Period of Restriction.

         (q) RULE 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, or any successor regulation.

         (r)     STOCK means the Common Stock of the Company.

         (s) SUBSIDIARY means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

         (t) TAXABLE EVENT means an event relating to an Award granted under the Plan which requires federal, state or local tax to be withheld by the Company or a Subsidiary.

         (u) TERMINATED FOR CAUSE means, for Employees serving under an employment agreement containing a provision for termination of employment for "cause," termination of employment of the Employee for "cause" pursuant to such provision, and for other Employees, termination of employment of the Employee by a two-thirds vote of the entire Board of Directors of the Company or the Subsidiary employing such Employee, expressly for one or more of the following "causes," as evidenced in a certified resolution of the Board:

                 (i) any willful misconduct by the Employee which is materially injurious to the Company or the Subsidiary, monetarily or otherwise;

                 (ii) any willful failure by the Employee to follow the reasonable directions of the Board of Directors or a higher-ranking executive officer of the Company or the Subsidiary; or

                 (iii) conviction of the Employee with no further possibility of appeal of a felony under applicable state or federal banking or financial institution laws, or the agreement of the Employee to plead guilty to any such felony.

                           SECTION 3.  ADMINISTRATION

         The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan.

Notwithstanding the foregoing, the Committee in its discretion may delegate to the President or other appropriate officers of the Company or any Subsidiary the authority to make any or all determinations under the Plan (including the decision to grant Awards and types of Awards granted) with respect and only with respect to other Employees who are not Reporting Persons, notwithstanding the fact that individuals to whom such authority is delegated may themselves be Participants in the Plan and/or Reporting Persons. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, and all actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

                   SECTION 4.  SHARES RESERVED UNDER THE PLAN

         There is hereby reserved for issuance under the Plan an aggregate of 700,000 shares of Stock, of which a maximum of 200,000 shares may be issued as Restricted Stock, subject to adjustment as provided in Section 11 of the Plan. Such shares may be authorized but unissued shares or treasury shares. Shares of Stock underlying outstanding Options will be counted against the Plan maximum while such Options are outstanding. Calculation of the number of shares remaining available for issuance under the Plan shall be by those methods permissible under Rule 16b-3 which result in the greatest number of shares remaining available for issuance.

                            SECTION 5.  PARTICIPANTS

         Persons eligible for grants of Awards under the Plan will be those officers and other key employees of the Company or any Subsidiary who are expected to play a significant role in the success and future growth and profitability of the Company, as determined by the Committee in its sole discretion and as evidenced by the decision of the Committee to grant Awards to such individuals. Designation of an Employee as a Participant to receive an Award in any year shall not require the Committee to designate such Employee to receive an Award in any other year or to designate any other Employee to receive an Award in such year or any other year. The Committee shall consider such factors as it deems pertinent in selecting Employees to receive Awards and determining the type and amount of their respective Awards. No Employee may receive under the Plan in any one calendar year grants of Options to purchase more than 150,000 shares of Stock.

                          SECTION 6.  TYPES OF AWARDS

         The following Awards may be granted under the Plan in any proportion:
Incentive Stock Options, Nonqualified Stock Options and Restricted Stock, all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Employee and, subject to the provisions of the Plan, the terms and conditions which attach to each Award, which terms and conditions need not be uniform as among different Participants. Each Award shall be evidenced by an Award Agreement, as provided in Section 7 of the Plan. From time to time, as the Committee deems appropriate and in the best long-term interests of the Company and its stockholders, the Committee may elect to modify or waive one or more terms or conditions of an outstanding Award previously granted to a Participant under the Plan, provided that (i) no such modification or waiver shall give the Participant or any other Participant under the Plan any right to a similar modification or waiver of any other Award previously or subsequently granted under the Plan, (ii) no such modification or waiver of an Award shall involve a change in the number of shares subject to the Award or a change in the Exercise Price of an Option or the purchase price, if any, of Restricted Stock which is the subject of the Award, and (iii) any such modification or waiver which is adverse or arguably adverse to the interests of the Participant holding such Award shall not be effective unless and until the Participant shall consent thereto.

                          SECTION 7.  AWARD AGREEMENTS

         Within ten business days after the grant of an Award, the Company shall notify the Participant of the grant and shall hand deliver or mail to the Participant an Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute the Agreement within 30 days after the date of mailing or delivery by the Company and return the same to the Company. The date of execution and return of the Award Agreement shall not necessarily be or affect the date of grant of the Award, which may precede such date of execution and return, as the Committee may determine. If the Participant shall fail to execute and return to the Company the Award Agreement within said 30-day period, the Award shall be deemed void and never to have been granted.

                      SECTION 8.  INCENTIVE STOCK OPTIONS

         (a) Incentive Stock Options shall consist of Options to purchase shares of Stock at the Exercise Price established by the Committee upon grant, which Exercise Price shall not be less than, but may be more than, 100 percent of the Fair Market Value of the Stock on the date of grant. The aggregate Fair Market Value (determined as of the date of grant) of all shares of Stock under all incentive stock options granted by the Company or any affiliate of the Company (under the Plan or any other stock option plan) to any Employee which may first be acquired upon exercise in any one calendar year may not exceed $100,000.

         (b) The Committee shall establish upon grant the period of time during which an Incentive Stock Option will be exercisable by the Participant, provided that no Incentive Stock Option shall first become exercisable, in whole or in part, earlier than six months after the date of grant and provided further that no Incentive Stock Option shall continue to be exercisable, in whole or in part, later than ten years after the date of grant. Subject to these limitations, the Committee may provide, upon grant of an Incentive Stock Option, that full exercisability will be phased in and/or phased out over some designated period of time. The

Committee also may provide upon grant that exercisability of an Incentive Stock Option will be accelerated, to the extent such Option is not already then exercisable, upon the subsequent occurrence of a "change-in-control" of the Company as defined by the Committee. Generally, exercisability of an Incentive Stock Option also shall be conditioned upon continuity of employment by the Participant with the Company and its Subsidiaries, provided that, if the Committee so provides upon grant, exercisability of an Incentive Stock Option may continue for some designated period of time after termination of employment, within the following limitations: (i) if employment is terminated other than due to the Disability or death of the Participant, exercisability may be extended to not more than three months after termination; (ii) if employment is terminated due to the Disability of the Participant, exercisability may be extended to not more than one year after termination; and
(iii) if employment is terminated due to the death of the Participant, exercisability may be extended to the normal end of the exercise period. However, in no event may any Incentive Stock Option continue to be exercisable more than ten years after the date of grant. In addition, no Incentive Stock Option may be exercisable after Termination for Cause. Leaves of absence granted by the Company for military service or illness and transfers of employment between the Company and any Subsidiary shall not constitute termination of employment.

         (c) Upon exercise of an Incentive Stock Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid by check or, if the Participant so elects and the Committee shall have authorized such form of payment upon grant of the Option, in whole or in part by delivery to the Company of shares of Stock then owned by the Participant, provided such shares have been beneficially owned by the Participant for at least six months. Any Participant-owned Stock to be used in full or partial payment of the Exercise Price shall be valued at the Fair Market Value of the Stock on the date of exercise. Delivery by the Company of the shares as to which an Incentive Stock Option has been exercised shall be made to the person exercising the Option or the designee of such person. If so provided by the Committee upon grant of the Option, the shares received upon exercise may be subject to certain restrictions upon subsequent transfer or sale by the Participant. In the event the Exercise Price is to be paid in full or in part by surrender of Participant-owned Stock, in lieu of actual surrender of shares of Stock by the Participant the Company may waive such surrender and instead deliver to or on behalf of the Participant a number of shares equal to the total number of shares as to which the Option is then being exercised less the number of shares which would otherwise have been surrendered by the Participant to the Company.

         (d) The Committee may require reasonable advance notice of exercise of an Incentive Stock Option, not to exceed three business days, and may condition exercise of an Incentive Stock Option upon the availability of an effective registration statement or exemption from registration under applicable federal and state securities laws relating to the Stock being issued upon exercise.

                     SECTION 9.  NONQUALIFIED STOCK OPTIONS

         (a) Nonqualified Stock Options shall consist of Options to purchase shares of Stock at the Exercise Price established by the Committee upon grant, which Exercise Price shall not be less than, but may be more than, 100 percent of the Fair Market Value of the Stock on the date of grant.

         (b) The Committee shall establish upon grant the period of time during which a Nonqualified Stock Option will be exercisable by the Participant, provided that no Nonqualified Stock Option shall first become exercisable, in whole or in part, earlier than six months after the date of grant and provided further that no Nonqualified Stock Option shall continue to be exercisable, in whole or in part, later than ten years after the date of grant. Subject to these limitations, the Committee may provide, upon grant of a Nonqualified Stock Option, that full exercisability will be phased in and/or phased out over some designated period of time. The Committee also may provide upon grant that exercisability of a Nonqualified Stock Option will be accelerated, to the extent such Option is not already then exercisable, upon the subsequent occurrence of a "change-in-control" of the Company as defined by the Committee. Generally, exercisability of a Nonqualified Stock Option also shall be conditioned upon continuity of employment by the Participant with the Company and its Subsidiaries, provided that, if the Committee so provides upon grant, exercisability of a Nonqualified Stock Option may continue for some designated period of time after termination of employment, within the following limitations: (i) if employment is terminated other than due to the death of the Participant, exercisability may be extended to not more than one year after termination; and (ii) if employment is terminated due to the death of the Participant, exercisability may be extended to the normal end of the exercise period. However, in no event may any Nonqualified Stock Option continue to be exercisable more than ten years after the date of grant. In addition, no Nonqualified Stock Option may be exercisable after Termination for Cause. Leaves of absence granted by the Company for military service or illness and transfers of employment between the Company and any Subsidiary shall not constitute termination of employment.

         (c) Upon exercise of a Nonqualified Stock Option, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid by check or, if the Participant so elects and the Committee shall have authorized such form of payment upon grant of the Option, in whole or in part by delivery to the Company of shares of Stock then owned by the Participant, provided such shares have been beneficially owned by the Participant for at least six months. Any Participant-owned Stock to be used in full or partial payment of the Exercise Price shall be valued at the Fair Market Value of the Stock on the date of exercise. Delivery by the Company of the shares as to which a Nonqualified Stock Option has been exercised shall be made to the person exercising the Option or the designee of such person. If so provided by the Committee upon grant of the Option, the shares received upon exercise may be subject to certain restrictions upon subsequent transfer or sale by the Participant. In the event the Exercise Price is to be paid in full or in part by surrender of Stock, in lieu of actual surrender of shares of Stock by the Participant the Company may waive such surrender and instead deliver to or on behalf of the Participant a number of shares equal to the total number of shares as to which the Option is then being exercised less the number of shares which would otherwise have been surrendered by the Participant to the Company.

         (d) The Committee may require reasonable advance notice of exercise of a Nonqualified Stock Option, not to exceed three business days, and may condition exercise of a Nonqualified Stock Option upon the availability of an effective registration statement or exemption from registration under applicable federal and state securities laws relating to the Stock being issued upon exercise.


                         SECTION 10.  RESTRICTED STOCK

         (a) Restricted Stock shall consist of Stock awarded under the Plan by the Committee which, during a Period of Restriction specified by the Committee upon grant, shall be subject to (i) restriction on sale or other transfer by the Participant and (ii) forfeiture by the Participant to the Company if the Participant ceases to be employed by the Company and its Subsidiaries. Restricted Stock shall be granted at no cost to Participants or at such minimum purchase price as may be required under applicable law, which shall be payable by the Participant to the Company in cash or by any other means, including recognition of past employment, as the Committee deems appropriate upon grant. The Committee may provide upon grant of an Award of Restricted Stock that any shares of Restricted Stock as may be purchased by the Participant thereunder and subsequently forfeited by the Participant prior to expiration of the Period of Restriction shall be reacquired by the Company from the Participant at the purchase price originally paid in cash by the Participant therefor.

         (b) The minimum Period of Restriction for Restricted Stock shall be three years. The Committee may provide upon grant of an Award of Restricted Stock that different numbers or portions of the shares subject to the Award shall have different Periods of Restriction. The Committee also may establish upon grant of an Award of Restricted Stock that some or all of the shares subject thereto shall be subject to additional restrictions upon transfer or sale by the Participant (although not forfeiture) after expiration of the Period of Restriction.

         (c) The Participant shall be entitled to all dividends declared and paid on Stock with respect to all shares of Restricted Stock held by the Participant from the date of grant, or from such later date prior to the termination of the Period of Restriction as may be specified by the Committee for the Award of Restricted Stock, and during the Period of Restriction and thereafter (except in the event of forfeiture) and shall not be required to return any such dividends to the Company in the event of forfeiture of the Restricted Stock.

         (d) The Participant shall be entitled to vote all shares of Restricted Stock held by the Participant from the date of grant, or from such later date prior to the termination of the Period of Restriction as may be specified by the Committee for the Award of Restricted Stock, and during the Period of Restriction and thereafter (except in the event of forfeiture).

         (e) Pending expiration of the Period of Restriction, certificates representing shares of Restricted Stock shall be held by the Company or the transfer agent for the Stock.

                       SECTION 11.  ADJUSTMENT PROVISIONS

         (a) If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by a stock dividend or stock split), the total number of shares reserved for issuance under the Plan, the maximum number of shares available for Award of Options to a particular Participant and the number of shares (and, in the case of Options, the Exercise Price) covered by each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award to the Participant shall not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants or similar occurrence.

         (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available for issuance hereunder, the Board of Directors shall use best efforts to authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

                        SECTION 12.  NONTRANSFERABILITY

         Each Award of an Option granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder), and shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant holding an unexercised Option, exercise of the Option may be made only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution, and such exercise may be made only to the extent that the deceased Participant was entitled to exercise such Option at the date of death. If and to the extent the Committee shall so provide upon grant, the Period of Restriction for Restricted Stock may be foreshortened upon the death of the Participant during the Period of Restriction, such that the Stock shall be deemed not to be forfeited and no longer to be Restricted Stock as of the date of death.

                               SECTION 13.  TAXES

         The Company shall be entitled to withhold, and shall withhold, the minimum amount of any federal, state or local tax attributable to any shares deliverable under the Plan, whether upon exercise of a Nonqualified Stock Option or expiration of a Period of Restriction for Restricted Stock or occurrence of any other Taxable Event, after giving the person entitled to receive such delivery notice as far in advance of the Taxable Event as practicable, and the Company may defer making delivery as to any Award, if any such tax is payable, until indemnified to its satisfaction. To the extent the Committee so provides upon grant of the Award, such withholding obligation of the Company shall be satisfied by a reduction of the number of shares otherwise deliverable to or on behalf of the Participant on such Taxable Event, with the number of withheld shares to be calculated based on the Fair Market Value of the Stock on the date of such Taxable Event.

                      SECTION 14.  NO RIGHT TO EMPLOYMENT

         A Participant's right, if any, to continue to serve the Company and any Subsidiary as an officer, employee or otherwise shall not be enlarged or otherwise affected by the designation of such Employee as a Participant under the Plan.

                SECTION 15.  DURATION, AMENDMENT AND TERMINATION

         No Award shall be granted more than ten years after the date of adoption of this Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. No amendment of the Plan shall, without the approval of the stockholders of the Company, increase the total number of shares which may be issued under the Plan. No amendments requiring stockholder approval in order for the Plan to continue to meet the requirements of Rule 16b-3 shall be effective unless such stockholder approval is obtained. By mutual agreement between the Company and a Participant, one or more Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any certain Awards previously granted such Participant under the Plan, provided that any such substitution Award shall be deemed a new Award for purposes of calculating any applicable exercise period for Options or Period of Restriction for Restricted Stock. To the extent that any Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a Participant, any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Awards that so qualify (including the authority to grant, simultaneously or otherwise, Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Awards under the Plan.

                     SECTION 16.  MISCELLANEOUS PROVISIONS

         (a) NAMING OF BENEFICIARIES. In connection with an Award, a Participant may name one or more beneficiaries to receive the Participant's benefits, to the extent permissible pursuant to the various provisions of the Plan, in the event of the death of the Participant.

         (b) SUCCESSORS. All obligations of the Company under the Plan with respect to Awards issued hereunder shall be binding on any successor to the Company.

         (c) GOVERNING LAW. The provisions of the Plan and all Award Agreements under the Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware without reference to conflict of laws provisions, except insofar as any such provisions may be expressly made subject to the laws of any other state or federal law.

                       SECTION 17.  STOCKHOLDER APPROVAL

         The Plan, in order to become effective, must be approved by the stockholders of the Company. Any Award granted under this Plan and any Award Agreement executed pursuant thereto prior to the submission of this Plan to the stockholders of the Company for approval shall be void and of no effect if this Plan is not approved by the stockholders.